Exhibit 99.1

Coherus BioSciences Announces Positive Topline Results for Clinical

Pharmacokinetic Bioequivalence Study

for CHS-1420 (Humira® Biosimilar Candidate)

versus European Marketed Humira in Healthy Subjects

REDWOOD CITY, Calif., August 28, 2017 – Coherus BioSciences, Inc. (NASDAQ: CHRS), today reported topline results from the first of three ongoing pharmacokinetic bioequivalence (“PK/BE”) studies comparing CHS-1420, a proposed adalimumab (“Humira”) biosimilar candidate versus European marketed Humira. The study met the criteria for clinical PK/BE on all prospectively defined endpoints: maximum serum concentration (Cmax), area under the time-concentration curve from first to last time point measured (AUC-0-last), and area under the time-concentration curve from first time point extrapolated to infinity (AUC-0-inf). The 90% confidence intervals of the geometric mean ratios for all PK endpoints fell well within the bioequivalence boundaries of 80% to 125%. Both agents were well tolerated and there were no clinical meaningful differential adverse events observed between the two agents in this study.

This study was a randomized, single-blind, single-dose, parallel-group study in 216 healthy subjects designed to assess the PK/BE of CHS-1420 to that of European marketed Humira by comparing relative bioavailability after sub-cutaneous administration of a single 40 mg dose. The safety and tolerability of CHS-1420 was also evaluated.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, goals, objectives, milestones, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including our ability to replicate these data in the other two ongoing studies. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ its Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the Securities and Exchange Commission on August 7, 2017 and its future periodic reports to be filed with the Securities and Exchange Commission.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com